Exhibit 99.1

Iroko Pharmaceuticals Inc. Consolidated Financial Statements December 31, 2017 and 2018 With Report of Independent Auditors Thereon

Iroko Pharmaceuticals Inc. Index to financial statements Audited Consolidated Financial Statements Page # Independent Auditors’ Report 2 4 5 6 7 8 9 Consolidated Balance Sheets as of December 31, 2017 and 2018 Consolidated Statements of Operations for the years ended December 31, 2017 and 2018 Consolidated Statements of Comprehensive Loss for the years ended December 31, 2017 and 2018 Consolidated Statements of Shareholders' Deficit for the years ended December 31, 2017 and 2018 Consolidated Statements of Cash Flows for the years ended December 31, 2017 and 2018 Notes to Consolidated Financial Statements

EisnerAmper LLP EISNERAMPER One Logan Square 130 North 18th Street, Suite 3000 Philadelphia, PA 19103 T 215.881.8800 F 215.881.8801 www.eisneramper.com INDEPENDENT AUDITORS’ REPORT To the Board of Directors and Shareholders of Iroko Pharmaceuticals Inc. Report on the Consolidated Financial Statements We have audited the accompanying consolidated financial statements of Iroko Pharmaceuticals Inc. and Subsidiaries (the “Company”), which comprise the consolidated balance sheets as of December 31, 2018 and 2017, and the related consolidated statements of operations, comprehensive loss, stockholders’ deficit, and cash flows for each of the years then ended, and the related notes to the consolidated financial statements. Management’s Responsibility for the Consolidated Financial Statements Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error. Auditor’s Responsibility Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgement, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an option on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonable of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. Opinion In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Iroko Pharmaceuticals Inc. and Subsidiaries as of December 31, 2018 and 2017, and the consolidated results of their operations and their cash flows for each of the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred recurring losses and negative cash flows from operations since inception. In addition, as of December 31, 2018, the Company has negative working capital and a shareholder’s deficit and is in default under its debt agreement. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter. EisnerAmper LLP EISNERAMPER LLP Philadelphia, Pennsylvania March 1, 2019

IROKO PHARMACEUTICALS INC.

Consolidated Balance Sheets

(in thousands except share and per share amounts)

	December 31, 2017	December 31, 2018
Assets		
Current assets:		
Cash and cash equivalents	$ 11,846	$ 2,675
Restricted cash	5,000	-
Accounts receivable	19,472	14,854
Prepaid expenses and other current assets	6,286	5,056
Assets held for sale	27,945	16,680
Total current assets	70,549	39,265
Property and equipment, net	831	547
Other assets	1,237	1,279
	$ 72,617	$ 41,091
Liabilities and Shareholders' Deficit		
Current liabilities:		
Debt, net	$ 122,744	$ 160,054
Note payable	8,617	8,617
Accounts payable	6,725	7,250
Accrued expenses	20,194	29,174
Deferred revenue	34,420	-
Total current liabilities	192,700	205,095
Deferred rent	587	327
	193,287	205,422
Shareholders' deficit:		
Ordinary shares, $0.01 par value, unlimited number of shares authorized; 85,177,393 and 0 shares issued and outstanding as at December 31, 2017 and 2018, respectively	852	-
Ordinary shares, no par value, unlimited number of shares authorized; 0 and 2,084,358,181 shares issued and outstanding as at December 31, 2017 and 2018, respectively	-	1,880
Additional paid-in capital	614,165	8,687
Accumulated other comprehensive income	234	280
Accumulated deficit	(735,921)	(175,178)
Total shareholders' deficit	(120,670)	(164,331)
	$ 72,617	$ 41,091

See accompanying notes to consolidated financial statements.

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IROKO PHARMACEUTICALS INC. Consolidated Statements of Operations Years ended December 31, 2017 and 2018 (in thousands) 2017 2018 Revenues: Royalty income Total revenues $ 57 $ 61 57 61 Costs and expenses: Selling, general and administrative Research and development Property and equipment impairment charge Total costs and expenses 7,689 793 3,810 4,070 216 - 12,292 - 4,286 Operating loss Other income (expense): Interest expense Foreign exchange gain / (loss) Gain on sales of assets Other income, net Total other income (expense) Loss from continuing operations Loss from discontinued operations, net of tax Net loss (12,235) (4,225) (21,156) 942 2,850 130 (27,154) (139) (107) 180 (17,234) (27,220) (29,469) (46,522) (31,445) (14,279) (75,991) (45,724) $ $ See accompanying notes to consolidated financial statements. Page 5 of 29

IROKO PHARMACEUTICALS INC. Consolidated Statements of Comprehensive Loss Years ended December 31, 2017 and 2018 (in thousands) 2017 2018 Net loss Other comprehensive (loss) gain : Foreign currency translation adjustments Comprehensive loss $ (75,991) $ (45,724) (369) 46 $ (76,360) $ (45,678) See accompanying notes to consolidated financial statements. Page 6 of 29

IROKO PHARMACEUTICALS INC.

Consolidated Statements of Shareholders' Deficit

Years ended December 31, 2017 and 2018

(in thousands, except shares)

	Ordinary Shares		Additional paid-in capital	Accumulated other comprehensive income (loss)	Accumulated deficit	Total
	Shares	Amount				
Balance at December 31, 2016	25,384,234	$ 253	$ 574,551	$ 603	$ (659,930)	$ (84,523)
Share-based compensation expense	117,994	1	1,117	-	-	1,118
Exercise of stock options	301	-	1	-	-	1
Issuance of ordinary shares	59,674,864	598	38,496	-	-	39,094
Other comprehensive loss	-	-	-	(369)	-	(369)
Net loss	-	-	-	-	(75,991)	(75,991)
Balance at December 31, 2017	85,177,393	852	614,165	234	(735,921)	(120,670)
Share-based compensation expense	-	-	223	-	-	223
Issuance of ordinary shares, in connection with debt modification	2,084,358,181	1,880	-	-	-	1,880
Redemption of ordinary shares for cash	(85,177,393)	(852)	(605,701)	-	606,467	(86)
Other comprehensive income	-	-	-	46	-	46
Net loss	-	-	-	-	(45,724)	(45,724)
Balance at December 31, 2018	2,084,358,181	$ 1,880	$ 8,687	$ 280	$ (175,178)	$ (164,331)

See accompanying notes to consolidated financial statements.

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IROKO PHARMACEUTICALS INC.

Consolidated Statements of Cash Flows

Years ended December 31, 2017 and 2018

(in thousands)

		2017		2018
Cash flows from operating activities:				
Net loss	$	(75,991)	$	(45,724)
Net loss from discontinued operations		46,522		14,279
Net loss from continuing operations		(29,469)		(31,445)
Adjustments to reconcile net loss from continuing operations to net cash used in operating activities:				
Depreciation expense		1,505		277
Noncash interest expense		8,225		22,031
Property and equipment asset impairment charge		3,810		-
Share-based compensation expense		1,118		223
(Gain) / Loss on sale of assets		(2,850)		107
Amortization of deferred charge related to tax obligation associated with intercompany ip Transfer		134		134
Deferred rent		(837)		(259)
Changes in operating assets and liabilities:				
Accounts receivable		(4,289)		1,128
Prepaid expenses and other current assets		(5,192)		1,203
Other assets		7,769		(177)
Accounts payable		(1,817)		525
Accrued expenses		(13,561)		5,698
Deferred revenue		28,946		(34,420)
Net cash used in operating activities of continuing activities		(6,508)		(34,975)
Net cash used in operating activities of discontinued operations		(36,596)		(3,100)
Net cash used in operating activities		(43,104)		(38,075)
Cash flows from investing activities:				
Purchases of property and equipment		(170)		-
Sale of property and equipment		-		15
Proceeds from the sale of intangible assets		1,948		3,500
Net cash provided by investing activities		1,778		3,515
Cash flows from financing activities:				
Proceeds from issuance of ordinary shares, net of issuance costs		41,095		-
Borrowings from debt, net of issuance costs		6,500		21,000
Payment of deferred financing fees		(236)		(528)
Payment on redemption of ordinary shares		-		(86)
Payments on notes payable		(2,879)		-
Net cash provided by financing activities		44,480		20,386
Effect of foreign currency translation on cash		(73)		3
Net increase/(decrease) in cash and cash equivalents, and restricted cash		3,081		(14,171)
Cash and cash equivalents, and restricted cash, beginning of year		13,765		16,846
Cash and cash equivalents, and restricted cash, end of year	$	16,846	$	2,675

See accompanying notes to consolidated financial statements.

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Iroko Pharmaceuticals Inc. Notes to consolidated financial statements December 31, 2017 and 2018 (in thousands, except share and per share data) 1 The Company and Liquidity (a) The Company The accompanying consolidated financial statements are of Iroko Pharmaceuticals Inc. and its wholly-owned subsidiaries (the Company). On September 10, 2012, Iroko Pharmaceuticals Inc. was incorporated under British Virgin Islands (BVI) law. The Company is the ultimate corporate parent of Iroko Pharmaceuticals, LLC, a Delaware limited liability company founded in 2007, and one of the Company's subsidiaries and its principle operating company. The Company is headquartered in Philadelphia, Pennsylvania, and was a global specialty pharmaceutical company principally focused on the development and commercialization of novel nonsteroidal anti-inflammatory drug (NSAID) therapeutics using the exclusively licensed proprietary SoluMatrix® fine particle technology™ in the development of new improved formulations of select NSAIDs to benefit patients with mild to moderate acute and chronic pain. To date, the Company has received four United States Food and Drug Administration (FDA) product approvals, including two for its product ZORVOLEX® (SoluMatrix® diclofenac), one for its product TIVORBEX® (SoluMatrix® indomethacin) and one for its product VIVLODEX® (SoluMatrix® meloxicam). The Company was previously majority-owned by Cordial Investments, Inc. (Cordial), a company organized under BVI law. As of December 31, 2017, Cordial owned approximately 96% of the Company's ordinary shares issued and outstanding. In turn, an investor group comprised of Vollin Holdings Limited (Vollin) and affiliates of Phoenix IP Ventures-III, LLC (PIPV) own 100% of the outstanding voting interests of Cordial. On August 9, 2018 as part of a debt restructuring (see Note 7) the Capital Royalty Group (“CR Group) received 96% of the Company’s ordinary shares issued. On November 12, 2018, the Company redeemed all shares not owned by CR Group at a price of $0.001 per share. On October 31, 2018, the Company signed an Asset Purchase Agreement (the “APA”) with Egalet Corp. (“Egalet”) for Egalet to purchase substantially all of the assets of the Company (see Note 2). The APA closed January 31, 2019. The Company’s continuing operations include the collection and settlement of assets and liabilities retained, the receipt of future royalties and interest from Egalet and an investment in Egalet accounted for under the equity method. Page 9 of 29

(b) Liquidity The Company has incurred losses and negative cash flows from operations since inception and has an accumulated deficit of $175,178 and a negative working capital of $165,830 as of December 31, 2018. In addition the Company’s debt is in default. These conditions raise a substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty. Management is currently evaluating different strategies to obtain the required funding for future operations. These strategies may include, but are not limited to: additional funding from their current investors, and/or borrowings of debt. There can be no assurance these future funding efforts will be successful. Page 10 of 29

2 Discontinued Operations

On October 31, 2018, the Company signed an APA with Egalet for Egalet to purchase all of the assets of the Company - ZORVOLEX®, VIVLODEX®, TIVORBEX® and Indocin® - and all assets related to these revenue producing products – inventory, intangibles, goodwill and other assets. The Company will receive equity totaling approximately 49% of Egalet, a 5 year interest bearing note, a short term interest bearing note and a royalty on future Egalet net sales. The asset sale closed on January 31, 2019.

The sale of substantially all of the Company's revenue producing assets qualified as assets held for sale and discontinued operations accounting as it was a strategic shift in the Company's operations. The Company's continuing operations include the collection and settlement of assets and liabilities retained, the receipt of future royalties and interest from Egalet and an investment in Egalet accounted for under the equity method.

The operating results of the Discontinued Operations are as follows:

	2017	2018
Revenues		
SoluMatrix® product sales, net	$17,649	$10,881
INDOCIN® and ALDOMET® product sales, net	11,910	24,778
Total revenues	29,559	35,659
Costs and expenses		
Cost of sales (excluding amortization of intangible assets)	12,050	14,289
Amortization of intangible assets	3,937	3,122
Selling, general and administrative	53,236	25,548
Related-party management and consulting fee	5,243	5,565
Intangible asset impairment charge	1,278	593
Total costs and expenses	75,744	49,117
Provision for income taxes	337	821
Loss from Discontinued Operations	$ 46,522	$ 14,279

The following is a summary of the assets held for sales as part of the APA as at December 31, 2017 and 2018:

	2017	2018
Inventory	$ 7,657	$ 2,259
Prepaid expenses and other current assets	3,241	2,422
Property and equipment, net	3,032	1,699
Intangible assets, net	11,554	7,839
Goodwill	2,461	2,461
Total	$27,945	$ 16,680

The Company recorded an impairment charge as at December 31, 2018 of $3,368.

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3 Summary of Significant Accounting Policies (including policies of discontinued operations) (a) Basis of presentation and principles of consolidations The accompanying consolidated financial statements of the Company have been prepared in conformity with U.S. generally accepted accounting principles (GAAP). The Company’s consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated. (b) Use of estimates The preparation of consolidated financial statements in conformity with GAAP requires the use of estimates and assumptions, based on complex judgments considered reasonable, that affect the reported amounts of assets and liabilities and disclosure of contingent assets and contingent liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant judgments are employed in estimates used in determining values and estimated useful lives of property and equipment and intangible assets, including the carrying value of goodwill, estimates of accrued payment obligations for contractual minimum purchase quantities, deferred tax assets and deferred tax liabilities, fair value of ordinary shares used in the recognition of expenses related to share-based equity awards, and estimates used in applying the Company’s revenue recognition policy including those related to the timing and amount of deferred and recognized product gross sales revenue, and accrued chargebacks, rebates, product returns, Medicare, Medicaid, and other government rebate programs, fees for reimbursement of patients’ prescription drug insurance co-payments. While estimates and assumptions are periodically reviewed and the effects of revisions are included in the consolidated financial statements in the accounting period they are determined to be necessary as a revision of an estimate, due to the uncertainty of factors surrounding the estimates or judgments used in the preparation of the consolidated financial statements, actual results may materially differ from estimated results. (c) Foreign currency translation The reporting currency of the Company and its subsidiaries is the U.S. dollar. The functional currency of the Company’s non-U.S. subsidiaries is the local currency. Assets and liabilities of foreign subsidiaries are translated into U.S. dollars based on exchange rates at the end of the period. Revenues and expenses are translated at average exchange rates during the reporting period. Gains and losses arising from the translation of assets and liabilities are included as a component of accumulated other comprehensive income (loss). Gains and losses resulting from foreign currency transactions are reflected within the Company’s results of operations. The Company has not utilized any foreign currency hedging strategies to mitigate the effect of its foreign currency exposure. (d) Cash and cash equivalents The Company considers all highly liquid investments with maturities of three months or less when acquired to be cash equivalents. Substantially all cash equivalents are held in short-term money market accounts with banks. The following table provides a reconciliation of cash, cash equivalent, and restricted cash reported within the balance sheet to the total of the same such amounts in the statement of cash flows: December 31, 2017 $11,846 5.000 2018 $2,675 - Cash and cash equivalents Restricted cash Total cash, cash equivalents, and restricted cash shown in the cash flows.. $16,846 $2,675 Page 12 of 29

(e) Concentration of credit risk Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash, cash equivalents and accounts receivable. The Company’s policy is to limit the amount of credit exposure to any one financial institution and place its cash and cash equivalents with financial institutions evaluated as being creditworthy. To date, the Company has not experienced any losses on its cash equivalents. (f) Inventory Inventory consists of finished goods and raw materials. Inventory is identified and tracked by lot and stated at the lower of cost or net realizable value, with cost being determined on a first-in first-out basis. The Company periodically analyzes its inventory levels and writes down inventory that has become obsolete or that has a cost basis in excess of its expected net realizable value based on expected customer demand. (g) Property and equipment Property and equipment are recorded at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets, which are as follows: five years for computer equipment; three to five years for software; seven years for furniture, office equipment, and research and development equipment; and the shorter of the lease term or useful life for leasehold improvements. Repairs and maintenance costs are expensed as incurred. (h) Goodwill and intangible assets Goodwill represents the excess of purchase price over the fair value of net assets acquired by the Company. Goodwill is not amortized, but assessed for impairment on an annual basis or more frequently if impairment indicators exist. The impairment model prescribes a two-step method for determining impairment. The first step compares a reporting unit’s fair value to its carrying amount to identify potential goodwill impairment. If the carrying amount of a reporting unit exceeds the reporting unit’s fair value, the second step of the impairment test must be completed to measure the amount of the reporting unit’s goodwill impairment loss, if any. Step two requires an assignment of the reporting unit’s fair value to the reporting unit’s assets and liabilities to determine the implied fair value of the reporting unit’s goodwill. The implied fair value of the reporting unit’s goodwill is then compared with the carrying amount of the reporting unit’s goodwill to determine the goodwill impairment loss to be recognized, if any. For the years ended December 31, 2017 and 2018, the Company determined that there was no impairment to goodwill. (i) Impairment of long-lived assets The Company assesses the recoverability of its long-lived assets, which include property and equipment and definite-lived intangible assets, whenever significant events or changes in circumstances indicate impairment may have occurred. If indicators of impairment exist, projected future undiscounted cash flows associated with the asset are compared to its carrying amount to determine whether the asset’s value is recoverable. Any resulting impairment is recorded as a reduction in the carrying value of the related asset in excess of fair value and a charge to operating results. (See Notes 5 and 8). (j) Fair value of financial instruments The carrying amounts of the Company’s financial instruments, including cash equivalents, accounts receivable, accounts payable, accrued expenses and note payable approximate fair value due to the short-term nature of those instruments. The value of the contingent consideration is estimated by applying a risk adjusted discount rate to the potential payments resulting from probability weighted revenue projections and expected revenue target attainment dates. The Company’s debt is held by the shareholder and the fair value is not estimatable. (k) Deferred financing costs Deferred financing costs are netted against the carrying value of the related debt on the consolidated balance sheet. These costs are amortized over the term of the related debt using the effective interest rate method. Page 13 of 29

(l) Revenue recognition The Company recognizes revenue when the earnings process is complete, which is when revenue is realized or realizable and earned, there is persuasive evidence of the existence of a revenue arrangement, the delivery of goods or services has occurred, the sales price is fixed or determinable, and collectability is reasonably assured. The Company sells its ZORVOLEX® (SoluMatrix® diclofenac), TIVORBEX® (SoluMatrix® indomethacin) and VIVLODEX® (SoluMatrix® meloxicam) products (the SoluMatrix® products) to wholesalers and specialty pharmaceutical companies in the U.S. In 2017, the Company deferred recognition of its SoluMatrix® product gross sales and the corresponding cost of goods sold which was classified as other current assets on the accompanying consolidated balance sheet until a reasonable estimate for accrued product returns could be estimated. The Company currently recognizes the SoluMatrix® products gross sales revenue when the product right-of-return no longer exists, which is currently the earlier of when they are dispensed through patient prescriptions or the expiration of the right-of-return, with such expiry generally occurring one year after the respective bottle expiry date. In June, 2017 the Company entered into an agreement with Cardinal Health 105, Inc. (‘Cardinal 105”) to purchase $30,681 of SoluMatrix® products (approximately four months of inventory) and to maintain this level of inventory for the remainder of 2017. Cardinal 105 is now the sole distributor of SoluMatrix® products. These sales were deferred until the product was sold by Cardinal 105. As of December 31, 2017, the Company had SoluMatrix® product deferred revenue of $34,420 and deferred cost of goods sold of $1,386 In December, 2018 the Company started to recognize gross sales when the SoluMatrix® products were sold to Cardinal 105. As at December 31, 2018 the Company has no deferred revenue or deferred cost of goods sold. Within the pharmaceutical industry, product gross sales are subject to a variety of invoice selling-price discounts and adjustments, commonly referred to as gross-to-net deductions, which are recognized on an estimated basis in the same accounting period when the product gross sales are recognized. The SoluMatrix® products gross-to-net deductions are principally rebates and/or chargebacks to government and private commercial reimbursement payors, fees for services and selling price discounts to wholesalers and/or distributors, customary and reasonable prompt pay discounts, and reimbursement of patients' prescription insurance co-pay fees. The estimates of the SoluMatrix® product gross-to-net deductions are based on historical experience, estimated future trends, estimated customer inventory levels, and in-place contract sales terms and conditions with the Company’s wholesale customers. Revenues from the Company's Indocin® and Aldomet® product sales, net are recognized upon delivery when title passes to the customer. The gross-to-net deductions from Indocin® and Aldomet® product gross sales are principally selling price discounts in the form of rebates and/or chargebacks to government and private commercial reimbursement payors, fees for services and selling price discounts to wholesalers and/or distributors, and customary prompt pay discounts. The estimates of the Indocin® and Aldomet® products gross-to-net deductions are based on historical experience, estimated future trends, estimated customer inventory levels, and in-place contract sales terms and conditions with the Company’s wholesale and indirect customers. The Company recognizes royalty income from unrelated third-party distribution partners, generally based on a percentage of the net profits earned by the distribution partners. (m) Research and development Research and development (“R&D) costs are expensed as incurred and are primarily comprised of depreciation and employee-related expenses, including salaries, benefits, and external research and development expenses incurred under arrangements with third parties, such as contract research organizations (CROs), contract manufacturing organizations (CMOs) and consultants. As at December 31, 2018 there is no further R&D. Page 14 of 29

(n) Share-based compensation The Company measures employee share-based awards at grant date fair value and records compensation expense on a straight-line basis over the vesting period of the award. Determining the appropriate fair value of share-based awards requires the use of subjective assumptions, including the fair value of the Company’s ordinary shares, and for options, the expected life of the option and expected share price volatility. The Company uses the Black-Scholes option-pricing model to value its option awards. The assumptions used in calculating the fair value of share-based awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and management uses different assumptions, share-based compensation expense could be materially different for future awards. The expected life of options was estimated using the simplified method, as the Company has limited historical information to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior for its option grants. The simplified method uses the midpoint between the vest date and the contractual term of the option to determine the expected life. For share price volatility, the Company uses comparable public companies as a basis for the expected volatility to calculate the fair value of option grants. Compensation expense is recorded on a straight-line basis over the vesting period of each separate vesting tranche of the award, or the accelerated attribution method. The estimation of the number of share awards that will ultimately vest requires judgment, and to the extent actual results or updated estimates differ from the Company’s current estimates, such amounts will be recorded as an adjustment in the period in which estimates are revised. (o) Income taxes The Company uses the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided when it is more likely than not some portion or all of a deferred tax asset will not be realized. The Company recognizes the benefit of an uncertain tax position it has taken or expects to take on its income tax return sustained. it files if such a position is more likely than not to be Page 15 of 29

(p) Product concentration The Company derived its net product sales from five products for the years ended December 31, 2017 and 2018, which were as follows: 2017 $10,000 2018 $24,313 8,621 1,686 574 465 Indocin® ZORVOLEX® 10,472 5,745 1.432 1,910 VIVLODEX® TIVORBEX® Aldomet® $29,559 $ 35,659 (q) Customer concentration The Company had four significant customers accounting for consolidated total revenues for the years ended December 31, 2017 and 2018, as follows: 2017 53% 12% 2018 98% 2% Customer A Customer B As of December 31, 2017 and 2018, the Company’s largest customers accounted for consolidated accounts receivables as follows: 2017 74% 12% 2018 96% 1% Customer A Customer B In June, 2017, Cardinal 105 became the sole distributor for the Company’s Solumatrix® products in the US and since then all sales of Solumatrix® products are to Cardinal 105 and in January, 2018 Cardinal 105 became the Company’s sole distributor for Indocin®. (r) Supplemental cash flow information In 2017 and 2018, the Company paid $12,859 and $5,119 of interest expense related to principal borrowings outstanding under the Credit Agreements (Note 7). In 2017 and 2018, the Company paid $21 and $0 interest expense related to the TIVORBEX® and VIVLODEX® promissory notes issued by iCeutica Inc. (Note 15). In 2017 and 2018, the Company made income tax payments of $140 and $175, respectively (Note 14). In 2018 there was a non-cash issuance of ordinary shares as part of debt restructuring of $1,880 (Note 7). (s) Reclassification Certain amounts in the 2017 consolidated financial statements have been reclassified to conform to current year presentation. Page 16 of 29

(t) Recent accounting pronouncements In May 2014, the Financial Accounting Standards Board (FASB) issued updated guidance regarding the accounting for and disclosures of revenue recognition. The update provides a single comprehensive model for accounting for revenue from contracts with customers. The model requires that revenue recognized reflect the actual consideration to which the entity expects to be entitled in exchange for the goods or services defined in the contract, including in situations with multiple performance obligations. This guidance is effective for annual and interim periods beginning after December 15, 2019 and the Company does not anticipate a significant impact upon adoption. In February 2016, the FASB issued update guidance which revises the accounting related to leases. Under the update, lessees will be required to recognize a lease liability and a right-of-use asset for all leases. The update is effective for financial statements issued for fiscal years beginning after December 15, 2019. The Company is currently evaluating the effect that this guidance will have on its consolidated financial statements. In August 2016, FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230), Restricted Cash (“ASU 2016-18”), which provides guidance for accounting for restricted cash transactions. Under ASU 2016-18, several aspects of the accounting for restricted cash transactions are simplified, including the presentation and classification of cash receipts and cash payments in the statement of cash flows. ASU 2016-18 will take effect for the Company for fiscal years, beginning after December 15, 2018. Early adoption is permitted. The Company has adopted ASU 2016-18. The only effect is the inclusion of restricted cash as part of cash and cash, cash equivalents and restricted cash in the consolidated statements of cash flows. In January 2017, the FASB issued ASU 2017-04, Intangibles - Goodwill and other (Topic 350). This ASU simplifies the accounting for goodwill impairment and removes Step 2 of the goodwill impairment test. Goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value limited to the total amount of goodwill allocated to that reporting unit. Entities will continue to have the option to perform a qualitative assessment to determine if a quantitative impairment test is necessary. The same one-step impairment test will be applied to goodwill at all reporting units, even those with zero or negative carrying amounts. The amendments in this update should be applied on a prospective basis and adopted for an entity’s annual or interim goodwill impairment tests in fiscal years beginning after December 15, 2021. Earl y adoption is permitted. The Company expects to adopt this ASU in 2022 and does not anticipate a significant impact upon adoption. In March 2016, the FASB issued ASU 2016-09, Compensation - Stock Compensation (Topic 718): Improvement to Employee Share-Based Payment Accounting. The new standard contains several amendments that will simplify the accounting for employee share-based payment transactions, including the accounting for income taxes, forfeitures, statutory tax withholding requirements, classification of awards as either equity or liabilities, and classification on the statement of cash flows. The ASU is effective for annual reporting periods beginning after December 15, 2017, and interim periods within annual reporting periods beginning after December 15, 2018. The Company determined the adoption of this ASU will not have a material impact on the consolidated financial statements. In June 2018, the FASB issued ASU 2018-07, Compensation - Stock Compensation (Topic 718) - Improvements to Nonemployee Share-Based Payment Accounting. This ASU expands the scope of Topic 718 to make the guidance to share-based payment awards to nonemployees consistent with the guidance for share-based payment awards to employees. The ASU will be effective for annual reporting periods beginning after December 15, 2018 and interim periods within those annual periods. The Company determined the adoption of this ASU will not have a material impact on the consolidated financial statements. Page 17 of 29

4 Inventory, included in assets held for sale Inventory is stated at the lower of cost or net realizable value using actual cost. The following represents the components of inventory at December 31, 2017 and 2018: December 31, 2017 2,555 5,102 2018 534 1,725 Raw Materials $ $ Finished Goods $ 7,657 $ 2,259 The amount of the Company’s inventory located in third-party warehouses outside of the U.S. as of December 31, 2017 and 2018 was $3,580 and $30 respectively. 5 Property and Equipment, not included in assets held for sale Property and equipment consisted of the following: December 31, 2017 3,333 595 4,848 2018 3,333 - 4,848 Equipment and computers $ $ Research and development equipment Leasehold improvements 8,776 (7,945) 8,181 (7,634) Less accumulated depreciation $ 831 $ 547 Depreciation expense for the years ended December 31, 2017 and 2018 was $1,505 and $277, respectively, and is included in research and development, and selling, general and administrative expense in the accompanying consolidated statements of operations. In 2017, the Company recorded a charge of $3,810 in relation to computers and equipment ($330) and leasehold improvements ($3,480) due to assets being no longer in use by the Company. 6 Accrued Expenses Accrued expenses consisted of the following: December 31, 2017 2018 Payroll and related benefits $ 5,523 5,332 3,016 3,470 2,572 281 3,530 8,644 3,708 10,620 2,672 - Accrued interest Government rebates and chargebacks Gross product sales deductions Other Research and development $ 20,194 $ 29,174 Page 18 of 29

7 Credit Agreement Debt

On June 27, 2016, the Company entered into a Term Loan Agreement ("TLA"), as amended, with CRG Servicing LLC ("CRG") Effective June 1, 2017, the Company utilized the Payment-in-Kind ("PIK") option whereby in lieu of making interest payments the debt was increased. In 2017 and 2018 this resulted in an increase of outstanding principal of $4,740 and $4,159 respectively. The Borrowings had an interest rate of 13.5% in 2016 and 14.5% thereafter, with such interest paid quarterly (net of PIK utilized from June 1, 2017). The company has been in default on the TLA from July 3, 2018 to August 10, 2018 and from August 23, 2018 to December 31, 2018 and triggered the additional default interest rate of 4%. For the interest due on September 30, 2018 and December 31, 2018 PIK was utilized for the total interest payment.

The Company incurred debt issuance costs of $5,903 and is required to pay a back end facility fee equal to 12% of the principal due on June 30, 2022 which are being recognized as interest expense over the term of the Borrowings using the effective interest rate method. The interest expense in 2017 and 2018 for the debt issuance costs and the back end facility fee was $1,145 and $2,312 and $1,187 and $3,214 respectively.

The summary of the activities of the debt for 2017 and 2018 is as follows:

	Principal Balance	Discount for Debt Issuance Costs	Debt, net
Balance at December 31, 2016	$ 115,000	$ (4,405)	$ 110,595
Principal received	6,500	-	6,500
PIK interest	4,740	-	4,740
Debt issuance costs	-	(236)	(236)
Amortization of debt issuance costs	-	1,145	1,145
Balance at December 31, 2017	126,240	(3,496)	122,744
Principal received	21,000	-	21,000
PIK interest	17,531	-	17,531
Reduction of debt by issuance of ordinary shares	(1,880)	-	(1,880)
Debt issuance costs	-	(528)	(528)
Amortization of debt issuance costs	-	1,187	1,187)
Balance at December 31, 2017	$162,891	$ (2,837)	$ 160,054

The Borrowings are secured by substantially all of the Company's assets. In addition, the TLA contains certain affirmative and negative covenants which included maintaining a minimum liquidity balance of $5,000. In 2017 this balance was held in a Company bank account which is controlled by CRG and is shown as Restricted Cash. The restricted bank account was closed in 2018. As of December 31, 2018, the Company was not in compliance with these covenants, as amended.

In April, 2017, the Company provided notice to CRG that its principal shareholder would no longer be funding the Company which then resulted in CRG providing the Company on April 27, 2017 with notice of an Event of Default. Concurrent with the Second Borrowing, the TLA was amended on June 1, 2017 and all Events of Default were waived.

In June, 2018, a notice of an Event of Default was received from CRG due to the inability of the Company to fund its ongoing operations including the servicing of the TLA. Due to this event not being cured the Company was in default on the loan which resulted in the default interest rate of 4% being triggered on the loan as noted above. The debt continues to be classified as a current liability. In August, 2018 the CR Group was issued 2,084,358,181 no par value ordinary shares in exchange for a reduction of the principal amount of the debt of $1,880 which approximated the fair value of the shares. This exchange was accounted for as a troubled debt restructuring.

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8 Intangible Assets, included in assets held for sale

Intangible assets consist of the rights to five currently marketed and approved branded prescription pharmaceutical products of ZORVOLEX® (SoluMatrix® diclofenac), TIVORBEX®(SoluMatrix® indomethacin), VIVLODEX® (SoluMatrix® meloxicam), Indocin® and Aldomet®, and an IPR&D assets for SoluMatrix® naproxen. The marketed pharmaceutical brand products are considered definite-lived intangible assets and are amortized on a straight-line basis over their useful lives of six to twelve years. Intangible assets related to IPR&D assets are considered indefinite-lived intangible assets and are assessed for impairment annually or more frequently if impairment indicators exist. The carrying values of intangible assets are as follows:

	December 31, 2017		
	Cost	Accumulated Amortization	Carrying Value
Indocin®	5,585	(3,403)	2,182
ZORVOLEX® (SoluMatrix® diclofenac)	7,400	(4,286)	3,114
TIVORBEX® (SoluMatrix® indomethacin)	6,622	(3,936)	2,686
VIVLODEX® (SoluMatrix® meloxicam)	5,000	(1,428)	3,572
	$ 24,607	$ (13,053)	$ 11,554

	December 31, 2018		
	Cost	Accumulated Amortization	Carrying Value
Indocin®	5,585	(3,868)	1,717
ZORVOLEX® (SoluMatrix® diclofenac)	7,400	(5,342)	2,058
TIVORBEX® (SoluMatrix® indomethacin)	6,622	(5,415)	1,207
VIVLODEX® (SoluMatrix® meloxicam)	5,000	(2,143)	2,857
	$ 24,607	$ (16,768)	$ 7,839

Amortization expense for the years ended December 31, 2017 and 2018 was $3,937 and $3,122, respectively. All intangible assets were sold to Egalet as part of the APA on January 31, 2019.

In September 2017, the Company sold the European rights to Aldomet® (carrying value: $1,137) and Indocin® (carrying value: $1,386) to H.A.C. Pharma for $5,500 and recorded a gain on sale of $2,925 (net of related costs of $52). As at December 31, 2017 there was $3,500 receivable from H.A.C. Pharma which was received in 2018.

The Company recorded a non-cash impairment charge in 2017 and 2018 of $1,278 and $593 related to the TIVORBEX® intangible asset. This impairment charge was recognized because the carrying amount of the asset was determined to be in excess of its estimated fair value based on forecasted future sales.

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9 License, Commercial, and Collaboration Agreements (a) iCeutica, Inc.—License and Option Agreement In June 2007, Iroko Holdings LLC entered into a Nano-Reformulated Compound License and Option Agreement with iCeutica (the iCeutica License and Option Agreement), which became a wholly owned subsidiary of Iroko Holdings S.A., the Company’s parent in April 2011. Under the iCeutica License and Option Agreement, iCeutica granted the Company the exclusive right and license to develop, make, use, sell, and import selected compounds, which included indomethacin and any other NSAIDs as to which the Company may exercise the option to obtain a sole and exclusive license. Additionally, iCeutica agreed to cooperate with the Company in further research and development of additional NSAID compounds and nano-reformulation. The Company is permitted to grant sublicenses under the iCeutica License and Option Agreement, subject to certain restrictions. The term of the iCeutica License and Option Agreement continues on a country-by-country basis until the expiration of the last-to-expire of certain patents, or 20 years from the effective date of the patent in each respective country. Under the iCeutica License and Option Agreement, the Company was required to pay iCeutica a one-time fee of $500 and an additional $500 fee for each additional NSAID developed. The Company is obligated to pay royalties on each license granted of either (i) 10% of net product sales or (ii) $5,000 plus 5% of net product sales. The Company is also obligated to pay iCeutica a royalty for sublicenses with such sublicense fees determined by the revenue derived from such sublicenses. On January 31, 2019 the iCeutica License and Option Agreement was assigned to Egalet as part of the APA. (b) SoluMatrix® meloxicam License Agreement In December 2012, the Company entered into a Nano-Reformulated Compound License Agreement with iCeutica pursuant to which the Company purchased for $10,000 the sole and exclusive worldwide license to SoluMatrix® meloxicam (SoluMatrix® meloxicam License Agreement). The $10,000 payment was recognized as acquired in-process research and development operating expense in 2012, as additional research and development efforts and regulatory approval were required in order to commercialize this product candidate. SoluMatrix® meloxicam was approved for commercialization in October 2015 as VIVLODEX®. The Company issued to iCeutica a $10,000 interest-free promissory note originally due on June 30, 2013 (see Note 15). The Company is required to make royalty payments for sales of SoluMatrix® meloxicam under the same terms as the other product candidates licensed under the iCeutica License and Option Agreement discussed above. On January 31, 2019 the SoluMatrix® meloxicam License Agreement was assigned to Egalet as part of the APA. (c) SoluMatrix® celecoxib and SoluMatrix® ibuprofen License Agreements In December 2012, the Company entered into an amended Nano-Reformulated Compound License and Option Agreement and the Company exercised its options to acquire sole and exclusive worldwide licenses for SoluMatrix® celecoxib and SoluMatrix® ibuprofen from iCeutica for $1,000, which was recognized as acquired in-process research and development operating expense in 2012, as additional research and development efforts and regulatory approval are required in order to commercialize these product candidates. The Company is required to make royalty payments for sales of SoluMatrix® celecoxib and SoluMatrix® ibuprofen under the same terms as the other product candidates licensed under the iCeutica License and Option Agreement discussed above. On January 31, 2019, the Company and iCeutica agreed to release and discharge the other from all claims or demands under or in connection with this license agreement. (d) Catalent— Contract Manufacturing and Commercial Supply Agreement In March 2014, the Company and Catalent CTS, Inc. (Catalent) entered into a Commercial Supply Agreement (Catalent Supply Agreement) for the exclusive manufacture and supply of the Company's ZORVOLEX® and TIVORBEX® products. The Catalent Supply Agreement became effective as of October 1, 2013 and has a five year term with automatic renewals for successive two year periods. The Catalent Supply Agreement was renewed on October 1, 2018 and has a three year term with automatic renewals for successive two year periods The Catalent Supply Agreement may be terminated early by either party upon prior written notice. Additionally, in May 2012, the Company and Catalent previously entered into a Capital Project Agreement Page 21 of 29

(Catalent Capital Project Agreement) under which Catalent initially funded the $2,000 cost of equipment fit-out at Catalent's Kansas City, MO facility related to the commercial manufacture of the Company's ZORVOLEX® and TIVORBEX® products. On January 31, 2019 the Catalent Supply Agreement was assigned to Egalet as part of the APA.

(e) Patheon – Commercial Packaging Services Agreement
In August 2013, the Company and Patheon Pharmaceuticals, Inc. (Patheon) entered into a Packaging Services Agreement (the Patheon Packaging Agreement) for the commercial packaging of the Company's ZORVOLEX® and TIVORBEX® products. Additionally, in June 2012, the Company and Patheon previously entered into a Capital Expenditure and Equipment Agreement (as amended), under which Patheon funded the $685 equipment expenditure at Patheon's Cincinnati, Ohio facility for the commercial packaging of the Company's SoluMatrix® products. The Patheon Packaging Agreement incorporated the Capital Expenditure and Equipment Agreement. The initial term of the Patheon Packaging Agreement expired in December 2017, and was automatically renewed to December 2018 and has been renewed to December 2019, however, the Company may terminate the agreement upon prior written notice to Patheon. On January 31, 2019 the Patheon Packaging Agreement was assigned to Egalet as part of the APA.

10 Commitments and Contingencies

(a) Operating leases
The Company leases office space under a non-cancelable operating lease with an initial ten year term expiring December 2022, annual rent escalations of approximately 2.5%, and payment of its pro rata share of common-space utility and operating expenses. The Company recognizes rent expense on a straight-line basis over the lease period, net of estimated sub-lease income, which was $1,322 and $34 for the years ended December 31, 2017 and 2018, respectively. The Company has entered into non-cancelable sub-lease agreements expiring December 2022. The Company recognized sub-lease income in 2017 of $241. The Company also leases certain equipment under various non-cancelable operating leases. As of December 31, 2018, the future minimum lease payments and sub-lease receipts under non-cancelable operating leases are as follows:

	Lease Payments	Sub-Lease Receipts	Net Payments
2019	1,678	(1,375)	303
2020	1,720	(1,410)	310
2021	1,763	(1,444)	319
2022	1,653	(1,382)	271
	$ 6,814	$ (5,611)	$ 1,203

In 2017, the Company incurred a charge of $1,197 to accrue for future lease payments on unused office space and this was recorded in selling, general and administrative expense in the accompanying consolidated statements of operations

(b) Supply, manufacturing, and other service agreements
The Company has long-term contracts with unrelated third-party raw material suppliers for active pharmaceutical ingredients (API) and excipients and contract manufacturing organizations (CMOs) for bulk and/or finished goods products - for its marketed products and research and development products. The Company has also contracted with back-up unrelated third-party suppliers for API and CMOs for bulk and /or finished products with respect to risk mitigation and business continuity purposes. The Company does not own nor operate facilities for the manufacturing, packaging, handling, or distribution of its currently marketed products. All of these contracts were assigned to Egalet as part of the APA.

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(c) Contingencies and Litigation In 2017 and 2018, the Company filed lawsuits against drug developers who have filed with the FDA an abbreviated new drug application (ANDA) with a "Paragraph-IV certification" for a generic drug version of VIVLODEX®, the Company's marketed SoluMatrix® meloxicam product. In October 2017, the Company filed a lawsuit against a drug developer who had filed with the FDA an ANDA with a "Paragraph-IV certification" for a generic drug version of ZORVOLEX®, the Company's marketed SoluMatrix® diclofenac product and in 2018 this case was dismissed. Under federal law, when a drug developer files an ANDA for a generic drug and requests approval before the expiration of a patent listed with the FDA as covering the brand name product, the drug developer filing the ANDA must certify its product does not infringe the listed patent(s) and/or the listed patent(s) is invalid or unenforceable - commonly referred to as a “Paragraph-IV certification". A notice of a Paragraph-IV certification must be provided to the patent holder, who may file a suit for patent infringement within 45 days of the patent holder’s receipt of such notice. The Company records the costs of patent litigation as a current period expense when incurred. The uncertainties inherent in patent litigation make the outcome of such litigation difficult to predict. As such, along with the expense recognized to pursue the patent litigation, the ultimate outcome of the patent litigation could have a material adverse effect on the Company’s results of operations, cash flows and financial position. The Company may be involved in various legal actions arising out of the ordinary conduct of business. Although the outcome and costs of the asserted and /or unasserted claims is difficult to predict, the Company does not expect the ultimate liability, if any, for such matters to consolidated financial condition, results of operations, or cash flows. have a material adverse effect on its Page 23 of 29

11 Shareholders' Deficit In September 2012, Iroko Pharmaceuticals Inc. was incorporated under the laws of the British Virgin Islands (BVI). The Company is currently owned by CR Group. As of December 31, 2018, CR Group owns all of the Company's ordinary shares issued and outstanding. As of December 31, 2017, there were 85,147,420 ordinary shares outstanding. In 2018 all of these ordinary shares were redeemed at a price of $0.001 per share. In August 2018, CR Group was issued 2,084,358,181 no par value ordinary shares as part of the debt restructuring (see Note 7). Under its amended and restated memorandum and articles of association, the Company is authorized to issue an unlimited number of ordinary shares having a stated par value of $0.01 per share and an unlimited number of ordinary shares with no par value (the “ordinary shares”). Each ordinary share of Iroko Pharmaceuticals Inc. confers upon the shareholder: • the right to one vote at a meeting of the Shareholders of the Company or on any Resolution of Shareholders; • the right to an equal share in any dividend paid by the Company; and • the right to an equal share in the distribution of the surplus assets of the Company on its liquidation. Under BVI law, the Company may pay dividends to shareholders only if, immediately after the dividend, the value of the Company’s assets would exceed its liabilities and the Company is able to pay its debts as they fall due. Furthermore, a Company’s directors must pass a resolution authorizing the payment of a dividend, which resolution must contain a statement, in the opinion of the directors, immediately after the dividend, the value of the Company’s assets will exceed the Company’s liabilities and the Company will be able to pay its debts as they fall due. During 2014, the Company sold ordinary shares to Redline Capital Management S.A. and four individual investors (the “Redline Investors”). The shares contained limited anti-dilution provisions. In connection with the anti-dilution provisions, the Redline Investors were issued 2,502,679 shares during 2017. During 2017, the Redline Investors paid $0.01 for the par value of the ordinary shares issued. All of shares issued to the Redline investors were redeemed in 2018. Page 24 of 29

12 Share-Based Compensation

As of December 31, 2018, 551,743 shares are available for grant under the Iroko Pharmaceuticals Inc. Plan. Generally, 70% of option shares will vest over a four year period in equal annual installments measured from the vesting start date, subject to continued service through each applicable vesting date. The remaining 30% of the option shares vest upon the earlier of (i) the nine year anniversary of the vesting starting date, (ii) a change in control, or (iii) an initial public offering of equity securities of the Company to investors on a public stock exchange. In addition, all share options not already vested will vest upon the earlier of a change in control or an initial public offering of equity securities of the Company to investors on a public stock exchange.

Compensation expense related to options granted to employees and nonemployees, and restricted stock awards for years ending December 31, 2017 and 2018 was $1,117 and $223, respectively. At December 31, 2018, there was $311 of unrecognized compensation expense related to unvested employee options and unvested restricted stock awards that are expected to vest over a period of 5.14 years. At December 31, 2018, there was $195 of unrecognized compensation expense related to unvested nonemployee options, which are revalued each period end until the award vests, that are expected to vest over a period of 3.13 years.

(a) Stock options
As of December 31, 2018, share options outstanding to purchase ordinary shares of the Company are as follows:

	Number of share options		Weighted average exercise price	Weighted average remaining contractual term (years)
Outstanding at December 31, 2016	812,305		9.00	6.73
Exercised	(301)		1.62	
Expired /forfeited	(167,677)		13.38	
Outstanding at December 31, 2017	644,327		7.40	2.27
Expired /forfeited	(286,484)		6.26	
Outstanding at December 31, 2018	357,843		8.23	2.362
Vested and exercisable	360,455	$	10.16	2.629

The aggregate intrinsic value represents the total amount by which the fair value of the ordinary shares subject to share options exceeds the exercise price of the related share options. As of December 31, 2018, the aggregate intrinsic value of the vested share options and unvested share options was $0 and $0, respectively.

There were no options granted in 2017 and 2018.

(b) Restricted stock awards
A summary of restricted stock awards as of December 31, 2018 is presented below:

	Number of Restricted Stock Awards
Outstanding at December 31, 2016	31,215
Granted	117,994
Vested	(149,209)
Outstanding at December 31, 2017	-

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13 Defined Contribution 401(k) Plan The Company maintains a defined contribution 401(k) plan in which employees may contribute up to 100% of their salary and bonus, subject to statutory maximum contribution amounts. The Company matches 100% of the first 3% of employee contributions and 50% of the next 2% of employee contributions. The Company recognized $529 and $255 of expense for its matching contributions for the years ended December 31, 2017 and 2018, respectively. 14 Income Taxes The Tax Reform Act of 1986, as amended (the Act) provides for a limitation on the annual use of NOL and R&D tax credit carryforwards following certain ownership changes as defined by the Act. The Company experienced such an ownership change in August, 2018 when CR Group was issued 96% of the Company’s equity as part of a debt restructuring. The Company expects to perform a Section 382 study to determine if any of the Company’s NOL and R&D tax credit carryforwards will remain after the change of control. In 2018, the Company had taxable income for U.S. federal purposes of $3, prorated post change of control of $1. In 2017, the Company had taxable income for U.S. federal purposes of $8. If the Section 382 study determines that the Company does have NOL and R&D tax credit carryforwards, the federal and state tax laws limit the time during which the NOL and R&D tax credit carryforward may be applied against future taxes and Pennsylvania tax law further limits the utilization of state NOL carryforward to 30% of current year taxable income. The Company's deferred tax assets principally result from federal net operating loss carryforwards and certain accruals and reserves not currently deductible for tax purposes, and its deferred tax liabilities principally result from the use of accelerated depreciation methods for income tax purposes. In assessing the realizability of the net deferred tax asset, the Company considers all relevant positive and negative evidence in determining whether it is more-likely-than-not some portion or all of the deferred income tax assets will not be realized. The realization of the gross deferred tax assets is dependent on several factors, including the generation of sufficient taxable income prior to the expiration of the NOL carryforwards. The Company believes it is more-likely-than-not, the Company’s deferred income tax asset will not be realized in the immediate future, and has recognized a full valuation allowance against the net deferred tax assets as of December 31, 2017 and 2018. As of December 31, 2017 and 2018, there were no uncertain tax positions resulting in consolidated financia l statement recognition and/or footnote disclosure. The Company files a federal income tax return as well as state and local tax returns. The Company’s U.S. federal income tax returns for the years ended December 31, 2013 and thereafter remain subject to examination by the U.S. Internal Revenue Service (IRS). State and local income tax returns are filed in various jurisdictions, as appropriate, with varying statutes of limitations and remain subject to examination for varying periods up to 4 years depending on the jurisdiction. The Company was notified that its federal income tax returns for the tax periods December 31, 2012 and December 31, 2013 were selected for audit by the IRS. The Company and the IRS have agreed to settle the dispute. The settlement results in an additional tax liability of $332 for the 2013 tax year and $10 for the 2017 tax year. The net operating loss carryover amount for the Company at December 31, 2017 will be reduced by $10,956, the R&D Credit carryover amount will be reduced by $415 and the charitable contribution carry forward amount will be reduced by $173 as a result of the settlement. The Company expects to sign a closing agreement as soon as it is provided by the IRS. Page 26 of 29

15 Related-Party Transactions and Disclosures (a) Phoenix IP Ventures-III LLC The Cordial Shareholders’ Agreement (the Agreement) provides for an annual management services fee paid to Phoenix IP Ventures (PIPV) in connection with its provision of certain management services, including formulating and implementing strategic plans with respect to our products, assisting in hiring of our executive management, assisting in negotiating third-party agreements, and assisting in protecting our intellectual property. The payment of the current management services fee will terminate upon the consummation of a public offering. The Agreement was amended in 2016 and terminated on July 6, 2017. The Company incurred $349 fees related to these agreements during the year ended December 31, 2017. In September 2010, the Company entered into a cancellable sublease agreement with PIPV under which PIPV subleases office space from the Company. This sublease was terminated on January 31, 2017. During the year ended December 31, 2017, the Company received $1 in sub-lease income from PIPV, which is recognized as a reduction of rent expense in selling, general, and administrative expenses. (b) Athilio Pharma LLC In January 2017, the Company entered into a Consulting Agreement (the agreement) with Athilio Pharma LLC (Athilio) for the provision of consulting services with respect to the Company’s business including but not limited to a general assessment of the Company’s existing business, plans for a selling, general and administrative expense reduction, product commercialization and access and to review, update and implement any and all such plans approved by the Company’s board of directors. The agreement provides for a monthly fee to be paid to Athilio for the provision of these services. In the years ended December 31, 2017 and 2018 the Company incurred $4,894 and $5,565 in fees related to the agreement. The agreement was terminated on January 31, 2019. Page 27 of 29

(c) iCeutica Inc.

As of December 31, 2018, the consolidated balance sheet includes two promissory notes totaling $ 8,617, including:

- a $5,000 promissory note payable to iCeutica in connection with the December 2012 purchase by the Company from iCeutica of a sole and exclusive worldwide license to SoluMatrix® meloxicam. The promissory note provides for a 0.34% interest rate, effective as of December 1, 2014 through March 31, 2015, 0.40% from April 1, 2015 to March 31, 2016, 0.48% from April 1, 2016 to December 31, 2016, 0.55% from January 1, 2017 until July 15, 2018 and 1.81% from July 16, 2018 to the maturity date which is the earlier of payment in full of the TLA with CRG (Note 7) or the maturity date, June 27, 2022. The Company is required to make royalty payments for sales of SoluMatrix® meloxicam under the same terms as the other product candidates licensed under the iCeutica License and Option Agreement discussed above (Note 10). As of December 31, 2018 interest payable on this note is $142. Effective January 31, 2019 this note was sold by iCeutica to the CR Group.

- a $5,000 promissory note payable to iCeutica in connection with the November 2013 buy down of the ZORVOLEX® net sales royalty fee rate to 5.0% from 10.0%, The promissory note provides for a 0.34% interest rate, effective as of December 1, 2014 through March 31, 2015, 0.40% from April 1, 2015 to March 31, 2016, 0.48% from April 1, 2016 to December 31, 2016 and 0.55% from January 1, 2017 until July 15, 2018 and 1.81% from July 16, 2018 to the maturity date which is the earlier of payment in full of the TLA with CRG (Note 7) or the maturity date, June 27, 2022. In 2017, the Company repaid $1,383 in principal on this note. In 2017 and 2018, the Company incurred $524 and $431, respectively of royalty fees related to ZORVOLEX® net sales payable to iCeutica under the iCeutica License and Option Agreement discussed above (Note 10). As of December 31, 2018 interest payable on this note is $120. Effective January 31, 2019 this note was sold by iCeutica to the CR Group.

- In 2017 and 2018, the Company incurred $72 and $29 of royalty fees related to TIVORBEX® net sales payable to iCeutica under the iCeutica License and Option Agreement discussed above (Note 9).

- In 2017 and 2018, the Company incurred $287 and $84 of royalty fees related to VIVLODEX® net sales payable to iCeutica under the iCeutica License and Option Agreement discussed above (Note 9).

The balances on the iCeutica notes are as follows:

	2017	2018
ZORVOLEX®	$ 5,000	$ 5,000
ZORVOLEX®	3,617	3,617
	$ 8,617	$ 8,617

In 2014, the Company issued 51,347 share options to iCeutica employees for research and development services, which are remeasured each quarterly balance sheet date until the awards vest. During 2017 and 2018, the Company recognized $123 and $38 of expense related to the vesting of share options granted to iCeutica employees.

As of December 31, 2017 there was $297 payable to iCeutica included in accounts payable and $220 receivable from iCeutica included in accounts receivable.

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16 Geographic Data Revenues related to discontinued operations are based upon the geographic location of the selling facility and are summarized in the following table for the years ended December 31, 2017 and 2018: 2017 2018 United States $25,123 3,549 944 $ 33,749 1,301 609 Europe Rest-of-world $29,616 $ 35,659 All of the Company’s long-lived assets are located in the United States as of December 31, 2018. The Company operates within one reportable segment. Management uses one measure of profitability and does not segment its business for internal reporting. 17 Subsequent Events All other subsequent events from the balance sheet date through March 1, 2019, the date at which the financial statements were available to be issued were evaluated by the Company and it was determined there are no additional items requiring disclosure, which were not otherwise disclosed. Page 29 of 29